FOR IMMEDIATE RELEASE                              Quarterly Report
       Date:      April 17, 2003                          Stock Exchange: Nasdaq
       Contact:   Donald F. Holt, EVP/CFO
       (717) 920-5801, Fax (717) 920-1683


           COMMUNITY BANKS, INC. REPORTS RISE IN 1ST QUARTER EARNINGS

     Harrisburg, PA- Community Banks, Inc. "Community" (Listed on Nasdaq: CMTY)

     Community Banks, Inc., a Harrisburg, Pennsylvania-based financial services company, continued a trend of improved earnings performance in the first quarter of 2003, and reported an increase in earnings per share to $0.52, a 16% improvement over the $0.45 recorded in the year earlier period. Earnings per share amounts have been restated to reflect the impact of the previously announced 5% stock dividend that will be paid April 30, 2003 to shareholders of record on April 16, 2003. Similarly, net income reflected a 15% increase as first quarter 2003 results reached $5.1 million versus $4.5 million in the same quarter of 2002. Performance in the first quarter included increased levels of gains from investment transactions, continued improvement in the core revenue stream, resilient asset quality measurements and the offsetting impact of higher marketing expenses and the costs associated with new office openings. Return on average assets and return on average equity, two common measures of financial institution performance, reached 1.21% and 15.82%, respectively, for the three months ended March 31, 2003.

     Despite the rather "soft" economy and the disquieting impact of world events, Community was able to report improvements in a number of important performance areas. The gains from sales of investments included in the first quarter results were attributed to discrete opportunities to realize gains from both the sales of callable portfolio investments and specific bank equity securities. Such gains served to lift net income and earnings per share during the quarter by almost $700,000, or $0.07 per share, respectively. On the other hand, results were adversely affected by higher than normal marketing expenses that were part of a plan to broaden customer awareness of Community Banks and the services it provides. The timing of these expenditures corresponded with market expansion opportunities within several of the markets currently experiencing disruption from merger activity in the financial services industry. Community intends to continue to selectively expand marketing expenditures to promote brand awareness during 2003. These marketing expenditures, and the expenses associated with new office openings, reflect Community's commitment to continue to build market share in existing markets, and to invest in opportunities to enter vital new markets.

     Other areas of performance improvement included growth in core lending and deposit-taking activities. Loan balances at the end of the first quarter of 2003 reached $928 million and grew 7.1% from the year earlier period. At the same time, deposits reached $1.15 billion, an increase of 4.6% from the end of the first quarter of 2002. While balance sheet growth rates were less robust than those experienced in the early half of 2002, the increases served to fuel a 5% increase in net interest income, the single largest source of revenue for banks, from the first quarter of 2002. This improvement occurred despite compression in net interest margin to 3.68%, substantially below the year earlier margin of 3.96%.

Falling interest rates continued to exert pressure on margin during the quarter. Revenue expansion also occurred in non-interest sources of income, net of investment security gains, which grew in excess of 5% and included continuing expansion from fees on deposit services, gains from the sale of mortgage loans, and higher fees from asset management services.


     "We recorded solid earnings performance during the quarter, even after excluding the gains from the sale of portfolio investments." said Eddie L. Dunklebarger, President and Chief Executive Officer. After excluding such gains from performance in both quarters, earnings per share and net income each grew by over 7%. "In an uncertain economy, we continue to be gratified by the stability of our revenue streams, the growth in loans and deposits, and the quality of our loan portfolio", he added.

     In the first quarter of 2003, Community continued to report outstanding credit quality metrics. For example, net charge-offs for the quarter aggregated only $90,000, or 0.04% of loans on an annualized basis. This compares very favorably with the ratio of 0.36% for all of 2002. As a result, the Company was able to reduce its provision for loan losses to $400,000, well below the $1.6 million charge taken in the first quarter of 2002. At the same time, the allowance for loan losses, which is used to offset credit risk in the loan portfolio, rose to $12.7 million or 1.35% of loans. Community also experienced a decline in the level of problem assets, an additional indicator of favorable loan quality trends.

     After the end of the quarter, Community completed its acquisition of Abstracting Company of York, a title insurance and abstracting company. Before the end of the second quarter, Community expects to complete the previously announced mergers of Shultz Insurance Agency in Hanover, Pennsylvania, and the Erie Financial Group, Inc., a York, Pennsylvania-based mortgage banking company. With the recent opening of its Westminster, Maryland office, Community now boasts a community office network of 45 branches, combined with an expansive ATM network and a variety of financial services offered through both its banking offices and through specialized subsidiaries.

     This press release contains "forward looking" information as defined by the Private Securities Litigation Reform Act of 1995, that is based on Community's current expectations, estimates and projections about future events and financial trends affecting the financial condition of its business. These statements are not historical facts or guarantees of future performance, events, or results. Such statements involve potential risks and uncertainties and, accordingly, actual performance results may differ materially. Community undertakes no obligation to publicly update or revise forward looking information, whether as a result of new, updated information, future events, or otherwise.


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




                              Community Banks, Inc.

                         Selected Financial Information
            (Dollars in thousands, except per share data and ratios)


                                                                           Three Months Ended
                                                                                 March 31,
                                                                            2003           2002
                                                                         ------------------------
Consolidated summary of operations:

     Interest income                                                     $  23,771      $  24,107
     Interest expense                                                       10,698         11,638
                                                                         ---------      ---------
       Net interest income                                                  13,073         12,469
     Provision for loan losses                                                 400          1,600
                                                                         ---------      ---------
       Net interest income after provision for loan losses                  12,673         10,869
                                                                         ---------      ---------

     Non-interest income:
     Investment management and trust services                                  317            201
     Service charges on deposit accounts                                     1,041            760
     Other service charges, commissions, and fees                              754            651
     Investment security gains                                               1,047            518
     Insurance premium income and commissions                                  410            530
     Gains on loan sales                                                       426            385
     Other income                                                              394            637
                                                                         ---------      ---------
       Total non-interest income                                             4,389          3,682
                                                                         ---------      ---------

     Non-interest expenses:
     Salaries and employee benefits                                          5,900          5,152
     Net occupancy expense                                                   1,766          1,196
     Other operating expenses                                                3,123          3,075
                                                                         ---------      ---------
       Total non-interest expense                                           10,789          9,423
                                                                         ---------      ---------
       Income before income taxes                                            6,273          5,128
     Income taxes                                                            1,172            677
                                                                         ---------      ---------

       Net income                                                        $   5,101      $   4,451
                                                                         =========      =========

     Net loan charge-offs                                                $      90      $   1,270
     Net interest margin (FTE)                                                3.68%          3.96%
     Efficiency ratio                                                        60.00%         54.96%
     Return on average assets                                                 1.21%          1.19%
     Return on average stockholders' equity                                  15.82%         15.30%
     Return on average realized equity 2]                                    16.70%         15.14%

Consolidated per share data: 1]

     Basic earnings per share                                            $     .53      $     .46
                                                                         =========      =========

     Diluted earnings per share                                          $     .52      $     .45
                                                                         =========      =========

     Book value at end of period                                         $   13.64      $   11.42
                                                                         =========      =========

     Realized book value at end of period 2]                             $   13.02      $   12.03
                                                                         =========      =========


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





                              Community Banks, Inc.

                         Selected Financial Information
            (Dollars in thousands, except per share data and ratios)



Consolidated balance sheet data:

                                                                   Three Months Ended
                                                                         March 31,
                                                                   2003              2002
                                                              -------------------------------
Average total loans                                           $    915,652       $    860,686
Average earning assets                                           1,606,536          1,428,464
Average assets                                                   1,702,884          1,519,760
Average deposits                                                 1,128,127          1,038,136
Average stockholders' equity                                       130,800            117,959
Average diluted shares outstanding 1]                            9,822,000          9,944,000


                                                                March 31,        December 31,       March 31,   3/31/03 vs. 3/31/02

                                                                  2003               2002             2002           % Change
                                                              ------------      -------------    -------------  -------------------


Assets                                                        $  1,767,944       $  1,679,898    $   1,563,266         13.1
Total loans                                                        940,730            904,568          878,698          7.1
Deposits                                                         1,146,143          1,132,913        1,096,007          4.6
Stockholders' equity 2]                                            124,866            122,624          116,898          6.8
Accumulated other comprehensive income (loss)                        5,972              6,538           (5,947)       200.4
Diluted shares outstanding 1]                                    9,827,000          9,848,000        9,943,000         (1.2)


Non-accrual loans                                             $     10,263       $      9,393    $       9,139         12.3
Other real estate owned                                                729              1,183            2,085        (65.0)
                                                              ------------       ------------    -------------        -----
     Total non-performing assets                                    10,992             10,576           11,224         (2.1)
Accruing loans 90 days past due                                        105                961            1,167        (91.0)
                                                              ------------       ------------    -------------        -----

     Total risk elements                                      $     11,097       $     11,537    $      12,391        (10.4)
                                                              ============       ============    =============        =====

Allowance for loan losses                                     $     12,653       $     12,343    $      12,462          1.5

Asset quality ratios:

Allowance for loan losses to total loans
     outstanding                                                     1.35%              1.36%            1.42%
Allowance for loan losses to non-accrual loans                        123%               131%             136%
Non-accrual loans to total loans
     outstanding                                                     1.09%              1.04%            1.04%
Non-performing assets to total assets                                 .62%               .63%             .72%


1] Per share and share data have been restated to reflect a 5% stock dividend payable April 30, 2003.
2] Excluding accumulated other comprehensive income (loss).



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